UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 1, 2018

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-218138	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd, Boise, ID	83706
(Address of Principal Executive Offices)	(Zip Code)
(208) 395-6200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 if the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2018 (the “Employment Date”), Albertsons Companies, Inc. (“ACI”) appointed James L. Donald, age 64, to serve as its President and Chief Operating Officer, effective immediately.
Mr. Donald most recently served as Chief Executive Officer and Director of Extended Stay America, Inc., a large North American owner and operator of hotels, and its subsidiary, ESH Hospitality, Inc. (together with Extended Stay America, Inc., “ESH”), from February 2012 to August 2015, and as Senior Advisor of ESH from July 2015 to December 2015. Prior to joining ESH, Mr. Donald served as President, Chief Executive Officer and Director of Starbucks Corporation, President and Chief Executive Officer of regional food and drug retailer Haggen Food & Pharmacy, Chairman, President and Chief Executive Officer of regional food and drug retailer Pathmark Stores, Inc., and in a variety of other senior and executive roles at Wal-Mart Stores, Inc., Safeway Inc. and Albertsons, Inc. Mr. Donald began his grocery and retail career in 1971 with Publix Super Markets, Inc. Mr. Donald has served on the Advisory Board of Jacobs Holding AG, a Switzerland-based global investment firm, since 2015, and as a member of the Board of Directors at Barry Callebaut AG, a Switzerland-based manufacturer of chocolate and cocoa, since 2008. Mr. Donald previously served as a Director of Rite Aid Corporation from May 2008 to June 2013.
In connection with his appointment, on the Employment Date, Mr. Donald entered into an employment agreement with ACI (the “Employment Agreement”). The Employment Agreement provides for a term through March 1, 2020. Pursuant to the Employment Agreement, Mr. Donald is entitled to receive an annual base salary of $1,000,000 and is eligible for an annual bonus targeted at 60% of his base salary. If Mr. Donald’s employment terminates due to his death or he is terminated due to disability, he or his legal representative, as appropriate, would be entitled to receive a lump sum payment in an amount equal to 25% of his base salary. If Mr. Donald’s employment is terminated by ACI without Cause or by Mr. Donald for Good Reason (as such terms are defined in the Employment Agreement), subject to his execution of a release, Mr. Donald would be entitled to a lump sum payment in an amount equal to 200% of the sum of his base salary plus target bonus, and reimbursement of the cost of continuation coverage of group health coverage for a period of 12 months.
Further, in connection with his appointment, on the Employment Date, Mr. Donald was granted 214,219 Phantom Units under the Albertsons Companies, Inc. Phantom Unit Plan. Subject to his continued service on each vesting date, the Phantom Units will become vested 50% on the last day of ACI’s 2018 fiscal year and 50% on the last day of ACI’s 2019 fiscal year. Following an initial public offering by ACI or a change in control, any unvested Phantom Units will accelerate and become vested in the event of the termination of Mr. Donald’s employment due to death or disability or by ACI without Cause. Each Phantom Unit provides Mr. Donald with a contractual right to receive upon vesting one Management Incentive Unit of Albertsons Investor Holdings LLC and one Management Incentive Unit of KIM ACI, LLC. Mr. Donald’s Phantom Units were granted with the right to receive a “Tax Bonus” that entitles him to receive a bonus equal to 4% of the fair value of the Management Incentive Units paid to him in respect of vested Phantom Units.
There are no arrangements or understandings with any person pursuant to which Mr. Donald is being appointed President and Chief Operating Officer of ACI. There are no family relationships between Mr. Donald and any director or executive officer of ACI, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated and effective as of March 1, 2018, by and between Albertsons Companies, Inc. and James L. Donald.

Exhibit Index

Exhibit Number	Exhibit Description
10.1	Employment Agreement, dated and effective as of March 1, 2018, by and between Albertsons Companies, Inc. and James L. Donald.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc
(Registrant)

March 7, 2018	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Executive Vice President and General Counsel